EXHIBIT 99.1

News Release

NYSE: Web Site: Contact:	BVC www.bayviewcapital.com John Okubo (650) 294-7778
FOR IMMEDIATE RELEASE
April 3, 2006

BAY VIEW CAPITAL CORPORATION AND GREAT LAKES BANCORP
SET DATE FOR SPECIAL MEETINGS OF STOCKHOLDERS

     San Mateo, California — Bay View Capital Corporation (“Bay View”) announced today that Bay View and Great Lakes Bancorp, Inc. (“Great Lakes”) have set April 27, 2006 as the date for their respective special meetings of stockholders relating to the proposed merger of Great Lakes and Bay View and the proposed sale by Bay View of Bay View Acceptance Corporation and certain other matters. The joint proxy statement/prospectus is being mailed to Bay View and Great Lakes stockholders on or about April 3, 2006.
Not a Proxy Statement
     Bay View has filed a Form S-4 registration statement with the SEC in connection with the proposed transactions. The material contained herein is not a substitute for the definitive prospectus/joint proxy statement that Bay View and Great Lakes will file with the SEC. Investors and security holders are urged to read the definitive prospectus/joint proxy statement and any other relevant documents filed or to be filed by Bay View and Great Lakes, because they contain or will contain important information about the proposed transactions. The definitive prospectus/joint proxy statement and other documents filed or to be filed by Bay View and Great Lakes with the SEC will be available free of charge at the SEC’s website (http://www.sec.gov).
     Bay View, Great Lakes and their respective directors, executive officers and other employees may be deemed to be participants in the solicitation of proxies from the security holders of Bay View or Great Lakes in connection with the proposed transactions. Information about Bay View’s directors and executive officers and Great Lakes’ directors and executive officers will be available in the definitive proxy statement/prospectus. Additional information about the interests of potential participants will also be included in the definitive prospectus/joint proxy statement.
Forward Looking Statements
     This press release contains “forward looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements concerning future revenues and earnings, uncertainties and other factors that could cause actual results to differ materially from the results expressed or implied by such statements, the likelihood that Bay View Capital Corporation can utilize its net operating loss carry-forwards and other factors disclosed in Bay View Capital Corporation’s periodic reports filed with the Securities and Exchange Commission. Bay View Capital Corporation assumes no obligation to update the forward looking information contained in this release.